Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated December 5, 1996, included in AMF Bowling Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


                                    /s/ Todres & Rubin
                                    ------------------
                                    Todres & Rubin

Westbury, New York
June 22, 1998